EXHIBIT 10.4

Schedule Prepared in Accordance with Instruction 2 to Item 601 of Regulation S-K

The Senior Convertible Notes dated May 25, 2006 are substantially identical in all material respects except as to the noteholder and the principal amount.

Holder	Principal Amount
Dolphin Offshore Partners, L.P.	$300,000
Radcliffe SPC, Ltd. for and on behalf of the Class A Convertible Crossover Segregated Portfolio	$7,000,000
LBI Group, Inc.	$5,000,000
Kamunting Street Master Fund, Ltd.	$3,500,000
Tribeca Global Convertible Investments Limited	$2,500,000
Capital Ventures International	$3,000,000
Evolution Master Fund Ltd. SPC, Segregated Portfolio M	$3,500,000
Highbridge International, LLC	$3,750,000

The text of the Senior Convertible Notes is incorporated by reference from Exhibit 10.1 to Nestor’s Current Report on Form 8-K filed May 26, 2006 (at Exhibit A thereto)